                                                                   EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP

                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectus pertaining to the Western Digital Corporation 1993 Employee Stock Purchase Plan of our report dated July 16, 1997, relating to the consolidated balance sheets of Western Digital Corporation as of June 28, 1997 and June 29, 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended June 28, 1997, which report appears in the June 28, 1997 Annual Report on Form 10-K of Western Digital Corporation.


                                                 /s/ KPMG PEAT MARWICK LLP
                                                 -------------------------------
                                                 KPMG Peat Marwick LLP

Orange County, California
December 22, 1997